UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 15, 2011

Wal-Mart Stores, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Wal-Mart Stores, Inc. is furnishing this Current Report on Form 8-K in order to furnish to the Securities and Exchange Commission a press release that we will issue on November 15, 2011 (the “Press Release”). The Press Release will disclose information regarding our results of operations for the three months and nine months ended October 31, 2011 and our financial condition as of October 31, 2011.

The Press Release provides information regarding certain financial measures that may be considered non-GAAP financial measures (each, a “Non-GAAP Measure”) under the rules of the Securities and Exchange Commission. Among those Non-GAAP Measures are:

•

Financial measures presented on a constant currency basis (each, a “Constant Currency Measure”). Constant Currency Measures are calculated by translating the results of our Walmart International operating segment (“Walmart International”) for a fiscal period in the local currencies in which Walmart International operates into U.S. dollars using the currency exchange rates used to translate the similar results of Walmart International for the prior year comparable period into U.S. dollars to report those prior period results in our consolidated financial statements.

•

Our total U.S. comparable store sales and the comparable club sales of our Sam’s Club’s operating segment (“Sam’s Club”) for the thirteen-week and thirty-nine-week periods ended October 28, 2011 and October 29, 2010 calculated excluding the fuel sales of Sam’s Club for such periods.

•

The net sales and operating income of Sam’s Club for the three months ended October 31, 2011, excluding the fuel sales of Sam’s Club for that three month period, and the percentage increase in the net sales and operating income of Sam’s Club for the three months ended October 31, 2011, excluding the fuel sales of Sam’s Club for that three month period, over the net sales and operating income, respectively, of Sam’s Club for the three months ended October 31, 2010, excluding the fuel sales of Sam’s Club for that three month period.

The Press Release provides information that reconciles each of these Non-GAAP Measures to the most directly comparable GAAP financial measures.

Our management believes that the presentation of the Non-GAAP Measures discussed above provides useful information to investors regarding our financial condition and results of operations as to the periods for which they are presented for the following reasons:

•

We are required to translate Walmart International’s operating results as stated in local currencies into U.S. dollars to report our consolidated results of operations in accordance with generally accepted accounting principles as in effect in the United States. Period over period comparisons of our consolidated results of operations can be affected by the differences between currency exchange rates in the prior fiscal period to which the comparison is made and the currency exchange rates in the current fiscal period as reflected in our consolidated results of operations reported in U.S. dollars, making an investor’s assessment of the underlying performance of Walmart International and its effect on total company underlying performance for the current fiscal period more difficult. The presentation of the Constant Currency Measures permits investors to understand important aspects of Walmart International’s underlying performance in the current fiscal period without the effect of any period to period fluctuations in applicable currency exchange rates and how that performance would have affected our consolidated results of operations in the current fiscal period and in period over period comparisons had currency exchange rates remained constant since the comparable prior year period.

•

The presentation of our total U.S. comparable store sales, Sam’s Club’s comparable club sales, the net sales and operating income of Sam’s Club and the period over period percentage increase in the net sales and operating income of Sam’s Club, calculated, in each case, excluding the fuel sales of Sam’s Club, permits investors to understand the effect of such fuel sales, which are affected by the volatility of fuel prices, on our total U.S. comparable store sales, on Sam’s Club’s comparable club sales and on Sam’s Club’s net sales and operating income for the periods presented.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1—A copy of the Press Release being furnished pursuant to the foregoing Item 2.02 is included herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2011

WAL-MART STORES, INC.

By:	/s/ Charles M. Holley, Jr.
Name:	Charles M. Holley, Jr.
Title:	Executive Vice President and Chief Financial Officer